Exhibit 5.2

Plaza VII, Suite 3300

45 South Seventh Street

Minneapolis, MN 55402-1609

www.Oppenheimer.com

Main:(612) 607-7000

Fax:(612) 607-7100

December 15, 2008

Ceridian Corporation

3311 East Old Shakopee Road

Minneapolis, Minnesota 55425

Re: Ceridian Corporation — Registration Statement on Form S-4 (Registration No. 333-152649)

Ladies and Gentlemen:

We have acted as special counsel to Ceridian Corporation, a Delaware corporation (the “Company”), FTB Insurance Agency, Inc., a Minnesota corporation (“FTB”), and Intertax, Inc., a Minnesota corporation (“InterTax” and together with FTB, the “Minnesota Guarantors”), in connection with the Registration Statement on Form S-4 under the Securities Act of 1933, as amended (Registration No. 333-152649) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission by the Company. Pursuant to the Registration Statement, the Company is offering $825,000,000 aggregate principal amount of 11 1/4% Senior Notes due 2015 (the “Senior Cash-Pay Notes”) and up to $650,791,165.12 aggregate principal amount of 12 1/4%/13% Senior Toggle Notes due 2015 (the “Senior Toggle Notes” and, together with the Senior Cash-Pay Notes, the “Notes”) of the Company to be issued under an Indenture, dated as of November 9, 2007 (including all amendments or supplements thereto, the “Indenture”), among the Company, the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes will be unconditionally guaranteed on a senior basis by each of the Minnesota Guarantors pursuant to the guarantees contained in Article 10 of the Indenture (the “Guarantees”).

In acting as special counsel and arriving at the opinions expressed below, we have examined the Registration Statement, the prospectus, dated December 15, 2008, included in the Registration Statement, relating to the offering of the Notes, the Indenture and the certificate of incorporation and bylaws of each of the Minnesota Guarantors as in effect on the date hereof. We also have examined such certificates of public officials, corporate documents, agreements and records and other certificates, opinions and instruments, and have made such other investigation, as we have deemed necessary in connection with this opinion.

In our examination of such documents, we have assumed, in addition to the other assumptions set forth herein, that all signatures on all documents submitted to us are genuine, all documents submitted to us as originals are accurate and complete, all documents submitted to us as copies are true, correct and complete copies of originals thereof, and the legal capacity of all natural persons. In our examination of documents executed by parties other than the Minnesota Guarantors, we have assumed that such parties have all necessary corporate or other power, authority and legal right to execute and deliver such documents and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action of the execution and delivery of such documents by such parties.

December 15, 2008

As to questions of fact relevant to this opinion, without any independent investigation or verification we have relied upon, and assumed the accuracy of, the representations and warranties of each party made in the Indenture and the other documents and certificates delivered in connection therewith, certificates of officers of the Company and certificates and records of public officials.

Based on the foregoing and subject to the assumptions, qualifications and limitations contained herein, we are of the opinion that:

The Minnesota Guarantors have all requisite corporate power and authority to execute and deliver the Indenture and to perform the Guarantees. The execution and delivery of the Indenture and the performance of the Guarantees by the Minnesota Guarantors have been duly authorized by all necessary corporate action on the part of the Minnesota Guarantors.

Our opinion is subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally. This opinion is limited to the federal laws of the United States of America and the internal laws of the State of Minnesota, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Indenture. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to its use as a part of the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. Weil, Gotshal & Manges LLP may rely on this opinion in rendering its opinion dated the date hereof to be filed as an exhibit to the Registration Statement.

Very truly yours,

/s/ Oppenheimer Wolff & Donnelly LLP